TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the “Agreement”) is entered into as of October 24, 2025 (the “Effective Date”), by and between TriNet Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Kelly Tuminelli (the “Executive”).

RECITALS

WHEREAS, the Executive is currently serving as the Executive Vice President, Chief Financial Officer of the Company pursuant to the employment agreement entered into by the Company and the Executive on August 13, 2020 (the “Employment Agreement”);

WHEREAS, the Executive signed a Proprietary Information and Invention Agreement with the Company dated August 13, 2020 (the “PIIA”) (a copy which is attached hereto as Appendix A);

WHEREAS, the Executive previously was granted awards of restricted stock units and performance stock units in each case, that are outstanding as of the date hereof (each, an “Equity Award”) subject to the terms and conditions of the applicable Company equity plan under which the Equity Award was granted and an award agreement memorializing the Equity Award (the plan and award agreement together, the “Stock Agreements”);

WHEREAS, the Executive and the Company have a desire to transition the Executive from her employment with the Company beginning on or about November 28, 2025;

WHEREAS, the Executive and the Company have agreed to provide for an orderly transition of the Executive’s duties and responsibilities and the Executive desires to assist the Company in realizing such an orderly transition;

WHEREAS, the Executive and the Company mutually desire that the Executive’s employment with the Company will end no later than March 16, 2026 (the “Separation Date”);

WHEREAS, in furtherance of the foregoing, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of, or are in any way related to the Executive’s continued employment with the Company and the conclusion of that employment.

NOW THEREFORE, in consideration of the covenants and mutual promises recited below, the parties agree as follows:

1.Transition of Duties. During the period beginning on November 28, 2025 and ending on the Separation Date (such period, the “Transition Period”), the Executive shall serve as special advisor to the Company, reporting to the Company’s Chief Executive Officer, and the Executive shall provide transitional assistance to the Company, including by assisting the Company in developing a transition plan, executing such plan, being available to answer the Company’s questions and assisting with any and all other matters reasonably requested by the Company (the “Transition Duties”). During the Transition Period, the Executive shall devote her best efforts and business time and attention to the performance of the Transition Duties; provided, however, that the Executive shall not be required to report to the Company’s offices to perform the Transition Duties or otherwise attend business meetings, unless requested by the Company with reasonable advance notice. Notwithstanding anything herein to the contrary, the Company may at any time prior to the Separation Date, terminate the employment or services of the Executive for Cause and in the event the Executive is so terminated, the Company’s obligations to provide any additional compensation or benefits under Sections 2 and 3 of this Agreement or otherwise shall immediately cease, except as required by applicable law.

2.Compensation. As compensation for the Executive’s continuing employment and service during the Transition Period, as consideration for the Release contained in Section 7 below, the Executive’s agreement to the Transition Period, if applicable, and the respective terms and conditions thereof, and the other promises of the Executive contained in this Agreement, which shall be deemed to include the Executive’s agreement to (i) remain employed with the Company through the Transition Date and (ii) perform the Transition Duties, the Executive will continue to receive the Executive’s base salary as in effect immediately prior to the Effective Date hereof at the annualized rate of $650,000 per year, less all applicable withholdings, paid in accordance with the Company’s standard payroll practices and procedures, continue to participate in the Company’s retirement and health and welfare benefit plans, perquisite programs, expense reimbursement and vacation policies available to senior executives of the Company generally, as such plans, programs and policies may be in effect, and vest in her Equity Awards in accordance with the Stock Agreements.

3.Separation Benefits. Provided that the Executive remains in employment with the Company through the end of the Transition Period (and is not otherwise terminated by the Company for Cause prior to the end of the Transition Period), and remains in compliance through the end of the Transition Period with (i) the Company’s Business Ethics and Code of Conduct Policy and other policies relating to conduct, as in effect from time to time and applicable to its senior management colleagues, (ii) subject to Section 10(a) below, all covenants to which the Executive has agreed as part of her employment with the Company and which survive the cessation of such employment, including, but not limited to, the restrictive covenants in the Stock Agreements, and the Restrictive Covenant Agreement and (iii) the provisions set forth in Sections 8, 11, 12, and 13 below (the covenants described in the immediately preceding clauses (i) through (iii) of this Section 3 are collectively referred to herein as the “Covenants”); provided in each case that the Executive will not be considered non-compliant unless Executive has received written notice of such non-compliance and, in the case of non-compliance capable of cure, at least ten (10) days to cure; and provided, that the Executive timely signs and returns this Agreement, and delivers to the Company a general release of claims in the form attached as Appendix B (the “Release”) and does not revoke the Release within the seven (7)-day period following execution of such Release, the Company will provide the Executive with the following benefits as provided pursuant to the TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan, in accordance with the plan’s terms (the “Severance Benefits”):

(a)Cash Severance. The Company will make a lump sum severance payment to the Executive on the 60th day after the Separation Date in an amount equal to $650,000, which represents twelve (12) months of the Executive’s base salary as in effect on the Effective Date, subject to any applicable withholdings and deductions.

(b)COBRA Benefits. Upon the Separation Date, if the Executive timely elects continued health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, Section 4980B of the Internal Revenue Code and any state law of similar effect (“COBRA”), the Company will pay the COBRA premiums for the Executive and her eligible dependents for up to the first twelve (12) months of such coverage, or until such earlier date as (A) she or her dependents are no longer eligible for such coverage or (B) she or her dependents become eligible for health insurance coverage from another source; provided that, if payment of such premiums would result in excise tax or other penalties imposed on the Company, a dollar amount equal to such premiums that the Company would have paid under this Section 3(b) during the applicable payment period shall be paid to the Executive, instead of such premium, as additional cash severance pay. Any payments under this Section 3(b) are payable in equal installments in accordance with the Company’s payroll practices no less frequently than semimonthly. The Executive must promptly inform the Company, in writing, if she or her dependents become eligible for health insurance coverage from another source during this period of coverage.

(c)Equity Awards. On the Separation Date, the vesting of each then-outstanding, unvested time-based Equity Award held by the Executive will accelerate as to 100% of any then unvested shares that would have otherwise vested during the twelve (12)-month period following such date. For clarity, Equity Awards that contain vesting criteria based wholly or in part on the achievement of business or individual performance criteria or milestones will not be eligible for accelerated vesting and will be forfeited on the Separation Date.

(d)For purposes of this Agreement, “Cause” means the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) the Executive’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the Executive’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the Executive’s intentional, material violation of any contract or agreement between the Executive and the Company or of any statutory duty owed to the Company; (iv) the Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) the Executive’s gross misconduct. Whether or not Cause exists with regard to the Executive shall be determined by the Company’s board of directors (the “Board”) in good faith.

4.Final Paycheck. As soon as administratively practicable on or after the Separation Date, the Company will pay the Executive all salary accrued through the Separation Date, all accrued and unused vacation earned through the Separation Date (if any) and any unreimbursed business expenses incurred by the Executive in accordance with the Company policy prior to the Separation Date (the “Accrued Obligations”).

5.Consideration. With receipt of the Accrued Obligations above, the Executive acknowledges she will have received all payments and benefits earned by or owed to her in connection with her employment with the Company, and the Executive will not be entitled to any additional compensation or benefits, except as provided below, subject to the terms and conditions of this Agreement. The Executive acknowledges that the compensation and benefits provided below are good and valid consideration for the Release (as defined below) and the covenants set forth below.

6.No Additional Entitlements. The Executive understands and acknowledges that she will have no further entitlements, other than those recited in this Agreement. The Executive hereby acknowledges that the Executive has no interest in or claim of right to reinstatement, reemployment or employment with the Company, and the Executive forever waives any interest in or claim of right to any future employment by the Company.

7.Executive’s Release of the Company. In consideration of the compensation payable to the Executive under Section 3 of this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged:

(a)Subject to Section 10(a), the Executive, for herself and for her heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”) hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (the “Released Party” or “Released Parties”), from any and all claims, known or unknown, which the Releasors have or may have against any Released Parties arising on or prior to the date that the Executive executes this Agreement, and any and all liability which any such Released Party may have to the Releasors, whether denominated in claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, including but not limited to (i) the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (ii) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (iii) all claims related to the Executive’s compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, equity awards, or any other ownership interests in the Company or the Released Parties; (iv) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (v) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (vi) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (other than claims related to the Age Discrimination in Employment Act of 1967, or the Older Workers Benefit Protection Act) (referred to collectively as the “Released Claims”).

(b)The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” The Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.

(c)Notwithstanding the foregoing in this Section 7, and subject to Section 10(a), the Released Claims shall not apply to, or include (i) the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company; (ii) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Released Party, on the other hand, are jointly liable; or (iii) the Executive’s right to enforce this Agreement.

8.No Actions or Claims. Subject to Section 10(a), the Executive represents that she has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that the Executive will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on behalf of the Executive, the Executive will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.

9.Acknowledgements and Representations. The Executive acknowledges and represents that she has not suffered any discrimination or harassment by any of the Released Parties on account of the Executive’s race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. The Executive acknowledges and represents that she has not been denied any leave, benefits or rights to which the Executive may have been entitled under the Family Medical Leave Act or any other federal or state law, and that the Executive has not suffered any job-related wrongs or injuries for which the Executive might still be entitled to compensation or relief.

10.Executive Protections; Defend Trade Secrets Act.

(a)The release in Section 7 does not release claims that cannot be released as a matter of law, including (i) any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act, as well as any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company and (ii) any right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation conducted by such agency, or (iii) otherwise to make other disclosures that are protected under the whistleblower provisions of applicable law. However, by executing this Agreement, the Executive hereby waives the right to monetary recovery of damages from the Company in any such proceeding brought by the Executive or on behalf of the Executive.

(b)Pursuant to the Defend Trade Secrets Act of 2016, the Executive and the Company acknowledge and agree that the Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and may use the trade secret information in the court proceeding, if the Executive (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

11.Return of Property. Subject to Section 10(a) hereof, on or prior to the Separation Date, the Executive will return all of the Company’s property. Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets, keys, pass cards, building identity cards, mobile telephones, tablet devices, laptop computers, corporate credit cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to the Company and its business, provided that it would not be a violation of this Section 11 for the Executive to retain copies of publicly-filed documents. Further, other than in the performance of the Executive’s duties and subject to Section 10(a) hereof, the Executive will not take, procure, or copy any property of the Company before, on, after or in anticipation of the Separation Date.

12.Cooperation. Subject to Section 10(a) hereof, in consideration for the promises and payments by the Company pursuant to this Agreement, at the request of the Company, the Executive agrees to assist and cooperate with the Company (i) concerning reasonable requests for information about the business of the Company or its affiliates or the Executive’s involvement or participation therein; (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings related to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive; and (iii) in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive. The Executive’s full cooperation will include, but not be limited to, being available to meet and speak with board members, officers or employees of the Company and/or their counsel at reasonable times and locations, executing accurate and truthful documents, appearing at the Company’s request at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may be reasonably requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company shall reimburse the Executive for any out-of-pocket expenses reasonably related to such requests that are approved by the Company in advance; provided, further, that, if the incurrence of such expenses is necessary for the Executive to comply with the terms of this Section 12, the Executive shall not be required to comply with this Section 12 until such approval is granted.

13.Confidentiality, Intellectual Property, Non-Solicitation and Non-Disparagement. Subject to Section 10(a) hereof, the Company and the Executive acknowledge and agree that the provisions of the Restrictive Covenant Agreement, and all other Covenants shall continue to apply to the Executive prior to and after the Separation Date as if fully set forth in this Agreement. In addition, and in consideration of the compensation described in Section 3 hereof, and the Company’s commitments hereunder, the Company and the Executive also agree, subject to Section 10(a) hereof, as follows:

(a)Non-Solicitation. The Executive acknowledges that the provisions of the Restrictive Covenant Agreement relating to non-solicitation of employees shall apply for a period of twelve (12) months following the Separation Date.

(b)Mutual Non-Disparagement. At all times on and after the Effective Date, the Executive will not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company to any person; provided, however, that (i) this provision shall not apply to any truthful statements made by the Executive to the Board (or a committee or subcommittee of the Board) if such statements are provided at the request of the Board (or a committee or subcommittee thereof) in the course of carrying out its duties and responsibilities and (ii) that the Executive may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry. At all times on and after the Effective Date, the Company will direct the members of its Board and its executive officers not to disparage, place in a false or negative light or criticize, or make any knowingly false statements that are intended to damage the reputation of the Executive, orally or in writing, to any person, except as required by law and provided, however, that they may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry.

(c)Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in this Section 13 will cause irreparable damage to the Company, its subsidiaries and affiliates and their respective goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in this Section 13, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief. The Executive agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and the Executive agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

14.Non-Reliance. The Executive represents to the Company that in executing this Agreement the Executive has not relied upon any representation or statement not set forth herein made by the Company or its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. The Executive (i) has reviewed with her own advisors the tax and legal consequences of entering into and the payments under this Agreement, (ii) is relying solely on such advisors and not on any statements or representations of the Company, its agents or advisors, and (iii) understands that she (and not the Company) shall be responsible for her own tax liability that may arise as a result of entering into and the payments under this Agreement.

15.Withholding. All payments required to be made by the Company hereunder to the Executive during the Transition Period shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

16.Section 409A Compliance. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall be exempt from or otherwise comply with the provisions of Internal Revenue Code Section 409A and the treasury regulations and guidance thereunder (“Section 409A”), in either case, so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Section 409A. Notwithstanding anything contained herein to the contrary, if, at the Executive’s separation from service, (i) the Executive is a specified employee as defined in Section 409A and (ii) any of the payments or benefits provided hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six (6) months following the separation from service, and any amounts so delayed shall be paid during the seventh (7th) month following separation from service. Any reimbursement amounts payable under this Agreement shall be paid promptly after receipt of a properly documented request for reimbursement from the

Executive, provided no amount shall be paid later than December 31 of the year following the year during which the reimbursable amounts were incurred by the Executive.

17.Assignability. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company may assign this Agreement to any parent, affiliate or subsidiary and shall require any entity which at any time becomes a successor whether by merger, purchase, or otherwise acquires all or substantially all of the assets, stock or business of the Company, to expressly assume this Agreement.

18.Entire Agreement. The Executive acknowledges and agrees that this Agreement, together with the Appendices hereto constitute the entire agreement and understanding between the parties and supersedes any prior agreements, written or oral, with respect to the subject matter hereof, including the termination of the Executive’s employment after the Effective Date and all amounts to which the Executive shall be entitled, other than as specifically provided in this Agreement; provided further and for the avoidance of doubt, that the Executive remains subject to the Company’s Executive Compensation Clawback Policy, as it may hereinafter be amended in accordance with its terms. The Executive acknowledges and agrees that this Agreement supersedes the terms regarding the Executive’s termination of employment set forth in the Employment Agreement, including without limitation the severance benefits set forth therein.

19.Severability / Reasonable Alteration. In the event that any part or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or activity restriction that such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

20.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or the Company.

21.Insurance. The Company presently maintains general liability insurance on an occurrence basis which covers the professional activities of professionals of the Company. The Company will continue to provide such coverage for the past activities of the Executive to the same extent as such coverage is provided with respect to the past activities of other former professionals of the Company.

22.Applicable Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles, rules or statutes of any jurisdiction. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 24 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Santa Clara County, California and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objection based on forum non conveniens and any right to a jury trial as set forth in Section 23 of this Agreement.

23.Waiver of Jury Trial. EACH OF THE EXECUTIVE AND THE COMPANY HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS SHE/IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

24.Arbitration. To provide a mechanism for rapid and economical dispute resolution, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, or arising from or relating to the Executive’s employment with the Company or the termination of the Executive’s employment with the Company, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in Santa Clara County, California and conducted by JAMS, Inc. (“JAMS”), under its then applicable JAMS Employment Arbitration Rules and Procedures. By agreeing to this arbitration procedure, both the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. The Executive will have the right to be represented by legal counsel at any arbitration proceeding at her expense. The arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company will bear all fees for the arbitration, except for any attorneys’ fees or costs associated with the Executive’s personal representation. The arbitrator, and not a court, will also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the provisions of this paragraph, the parties are not prohibited from seeking injunctive relief in a court of appropriate jurisdiction to prevent irreparable harm on any basis, pending the outcome of arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of any competent jurisdiction. The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of the contract and of any arbitration brought pursuant to the contract.

25.Counterparts and Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument. Signed copies of this Agreement may be delivered by .pdf, .jpeg or fax and will be accepted as an original.

26.Expenses. Each of the Company and the Executive shall bear its/her own costs and expenses in connection with the negotiation and documentation of this Agreement.

27.No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any party hereto or parties hereby released other than the statements and representations contained in writing in this Agreement.

28.Amendment / Waiver. This Agreement may not be modified without the express written consent of the parties hereto. Any failure by any party to enforce any of its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.

29.Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:
To the Executive at:

1982 Reliez Valley Road
Lafayette, California 94549

To the Company at:
TriNet Group, Inc. One Park Plaza 6th Floor
Dublin, California 94568
Attn: Sidney Majalya, SVP & Chief Legal Officer

30.Company Subsidiaries, Affiliates and Divisions. For purposes of this Agreement, references to the “Company” in Sections 2, 3, 4, 5, 11, 12, 13, and 15, shall include the Company, its subsidiaries and affiliates. References to “subsidiaries,” “affiliates” or “divisions” of the Company shall mean and include those entities or persons publicly identified by the Company to a subsidiary, affiliate or division of the

Company and such other entities or persons actually known by the Executive to be a subsidiary, affiliate or division of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Transition Agreement as of the date and year first set forth above.

TRINET GROUP, INC.

By: /s/Michael Q. Simonds Its: President & Chief Executive Officer

EXECUTIVE

By: /s/Kelly Tuminelli
Kelly Tuminelli

Appendix A

Appendix B

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is entered into by Kelly Tuminelli (the “Executive”), on the one hand, and TriNet Group, Inc. (the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”).

1.Release. In consideration of the compensation payable to the Executive under the Separation Benefits provisions in Section 3 of the Transition Agreement dated October 24, 2025 between the Executive and the Company (the “Transition Agreement”), and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive, for herself and for her heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (the “Released Party” or “Released Parties”), from any and all claims, known or unknown, which the Releasors have or may have against any Released Parties arising on or prior to the date that the Executive executes this Release, and any and all liability which any such Released Party may have to the Releasors, whether denominated in claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, including but not limited to (a) any claim under the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (the “ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (b) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (c) all claims related to the Executive’s compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (f) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (referred to collectively as the “Released Claims”).

The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” The Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.

Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, including (i) any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act, as well as any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company and (ii) any right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation conducted by such agency, or (iii) otherwise to make other disclosures that are protected under the whistleblower provisions of applicable law. However, by executing this Release, the Executive hereby waives the right to monetary recovery of damages from the Company in any such proceeding brought by the Executive or on behalf of the Executive.

In addition, this Release shall not apply to (a) the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company; (b) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Released Party, on the other hand, are jointly liable; or (c) the Executive’s right to enforce the Transition Agreement.

2.ADEA Waiver. The Executive acknowledges that she is knowingly and voluntarily waiving and releasing any rights the Executive may have under the ADEA, as amended, under this Release Agreement. The Executive also acknowledges that the consideration given for the waiver and release herein is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that she has been advised by this writing, as required by the ADEA, that: (a) the Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Release Agreement; (b) the Executive has been advised hereby that she has the right to consult with an attorney prior to executing this Release Agreement; (c) the Executive is being provided at least twenty-one (21) days from the date of this Release Agreement to execute it (although she may choose to voluntarily execute this Agreement earlier); (d) the Executive has seven (7) days following her execution of this Release Agreement to revoke the Release Agreement; and (e) this Release Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after this Agreement is executed by the Executive (“Effective Date”). In the event of any changes to this Release Agreement, whether or not material, the Executive waives the restarting of the twenty-one (21) day period indicated in the immediately preceding sentence. In the event Executive desires to revoke this Release Agreement prior to its Effective Date (and thereby forego the Separation Benefits contained in Section 3 of the Transition Agreement dated October 24, 2025, she must do so in writing addressed to TriNet’s Chief Legal Officer prior to the Effective Date.

3.No Actions or Claims. Subject to Section 10(a) of the Transition Agreement, the Executive represents that she has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that the Executive will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on behalf of the Executive, the Executive will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.

4.Acknowledgements and Representations. The Executive acknowledges and represents that she has not suffered any discrimination or harassment by any of the Released Parties on account of the Executive’s race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. The Executive acknowledges and represents that she has not been denied any leave, benefits or rights to which the Executive may have been entitled under the Family Medical Leave Act or any other federal or state law, and that the Executive has not suffered any job-related wrongs or injuries for which the Executive might still be entitled to compensation or relief.

5.Miscellaneous.

(a)Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

(b)Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of California without regard to the principles of conflicts of law that would apply the laws of another jurisdiction. All disputes regarding this Agreement shall be resolved pursuant to the dispute resolution procedures set forth in the Transition Agreement.

(c)Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of such provision or the remainder of this Agreement.

(d)Entire Agreement; Each Party the Drafter. This Agreement, together with the Transition Agreement, constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise specifically set forth in this Agreement and the Transition Agreement, supersedes any and all prior or contemporaneous agreements, understandings, and discussions, whether written or oral, between the parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(e)Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

[Signature Page Follows]

TO BE EXECUTED NO EARLIER THAN THE SEPARATION DATE AND NO LATER THAN March 30, 2026.

TRINET GROUP, INC.

Date:
By: Sidney Majalya
Its: SVP and Chief Legal Officer

EXECUTIVE

Kelly Tuminelli Date: ____________________